UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2005

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2180 Rutherford Road, Carlsbad, California	92008-7328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 931-1771

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in the Company’s 2005 proxy statement, the Compensation and Management Succession Committee of the Board of Directors, with the assistance of an independent, nationally recognized outside compensation consultant, undertook a review of the Company’s non-CEO officer employment agreements. As a result of that review, the Company has updated its form of officer employment agreement. The Company intends to transition all active officers other than the CEO to the new form of agreement. Existing agreements not superseded by a new agreement will expire in accordance with their terms by December 31, 2006.

In general, the new form of agreement was updated to establish consistency among active officers of similar rank and to incorporate updated provisions in light of current compensation practices and trends (e.g. by adding “claw-back” provisions for certain misconduct and for excess parachute payments). In addition, other provisions such as benefits, severance, change-in-control rights and employment agreement term were benchmarked against market conditions and current compensation practices and trends. The terms of the new form are consistent with market conditions and current compensation practices and trends, and in some cases will result in an increase in benefits for an officer and in some cases will result in a decrease in benefits for an officer. The committee’s independent consultants have advised the Company that the new agreements are reasonable and not excessive.

Steven C. McCracken, Bradley J. Holiday, Robert A. Penicka and John Melican (among other officers) agreed to enter into the new employment contracts at this time. Each of these agreements was entered into on December 20, 2005. There was no change in their base salaries, which remain at $550,000 for Mr. McCracken, $500,000 for Mr. Holiday, $500,000 for Mr. Penicka, and $350,000 for Mr. Melican. Set forth below is a brief description of certain of the other terms of their new employment contracts:

Term of Agreement. Through March 31, 2007.

Annual Bonus. Opportunity to participate in the Company’s applicable bonus plan.

Long-term Incentive. Opportunity to participate in the Company’s applicable long-term incentive plan.

Other benefits. Other benefits include paid-time off, golf club membership privileges, participation in the Company’s health and welfare plans and compensation and retirement plans.

Post-Termination Payments. Upon a termination by the Company without substantial cause or by employee for good reason, including non-renewal of the employment agreement, employee is entitled to post-termination payments as follows: (i) a cash payment equal to the employee’s target bonus for the year of termination prorated based upon the number of days employed for such year, (ii) the immediate vesting of unvested equity-based incentive awards, (iii) severance payments (as described below), provided employee executes a general release of claims in favor of the Company, (iv) incentive payments (as described below), provided employee chooses not to engage in any business or venture that competes with the Company, (v) payment of COBRA and/or CalCOBRA premiums for the severance period, (vi) the continuation for the severance period of financial planning services and (vii) outplacement services. For Messrs. McCracken, Holiday and Penicka, severance payments would equal 0.75 times their base salary and annual target bonus, payable over an 18-month period. For Mr. Melican, severance payments would equal 0.50 times his base salary and annual target bonus, payable over a 12-month period. For Messrs. McCracken, Holiday and Penicka, incentive payments would equal 0.75 times their base salary and annual target bonus, payable over an 18-month period. For Mr. Melican, incentive payments would equal 0.50 times his base salary and annual target bonus, payable over a 12- month period.

Change in Control Rights. Upon a Termination Event (as such term is defined in the applicable employment agreement), within one year following a Change in Control (as such term is defined in the applicable employment agreement), the employment agreements generally provide for the same benefits as in the case of a termination by the

Company without substantial cause (as described above), except that the amount of the severance and incentive payments is modified. For Messrs. McCracken, Holiday and Penicka, severance and incentive payments would each equal 1.495 times their base salary and annual target bonus, payable over a 36-month period. For Mr. Melican, severance and incentive payments would each equal 1.0 times his base salary and annual target bonus, payable over a 24-month period. In addition, the employment agreements provide for a reduction in payments if such payments would be deemed to be parachute payments within the meaning of Section 280G of the Internal Revenue Code.

Forfeiture. If the Company is required to prepare an accounting restatement due to material non-compliance by the Company as a result of the intentional misconduct or gross negligence of the employee, the employee is required to forfeit (i) any bonus paid within 12 months of filing the document being restated, (ii) any gain on the sale of Company securities during that same period, (iii) the right to receive severance and incentive payments and (iv) any unvested and/or unexercised equity-based incentive awards.

The descriptions of the terms of the employment agreements are qualified in their entirety by reference to the applicable employment agreements, which are attached hereto as Exhibits 10.60 – 10.63 and are hereby incorporated in this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

The information regarding the termination and replacement of employment agreements with Messrs. McCracken, Holiday, Penicka and Melican set forth in Item 1.01 above is hereby incorporated into this Item 1.02. Their prior employment agreements terminated on December 20, 2005, upon the entry into the new employment agreements described in Item 1.01.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are being filed or furnished herewith:

Exhibit 10.60 Callaway Golf Company Executive Officer Employment Agreement, entered into as of December 20, 2005, by and between Callaway Golf Company and Steven C. McCracken.

Exhibit 10.61 Callaway Golf Company Executive Officer Employment Agreement, entered into as of December 20, 2005, by and between Callaway Golf Company and Bradley J. Holiday.

Exhibit 10.62 Callaway Golf Company Executive Officer Employment Agreement, entered into as of December 20, 2005, by and between Callaway Golf Company and Robert A. Penicka.

Exhibit 10.63 Callaway Golf Company Officer Employment Agreement, entered into as of December 20, 2005, by and between Callaway Golf Company and John Melican.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Dated: December 21, 2005	By:	/s/ Steven C. McCracken
		Name:	Steven C. McCracken
		Title:	Senior Executive Vice President,
Chief Administrative Officer and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.60	Callaway Golf Company Executive Officer Employment Agreement, entered into as of December 20, 2005, by and between Callaway Golf Company and Steven C. McCracken.

10.61	Callaway Golf Company Executive Officer Employment Agreement, entered into as of December 20, 2005, by and between Callaway Golf Company and Bradley J. Holiday.

10.62	Callaway Golf Company Executive Officer Employment Agreement, entered into as of December 20, 2005, by and between Callaway Golf Company and Robert A. Penicka.

10.63	Callaway Golf Company Officer Employment Agreement, entered into as of December 20, 2005, by and between Callaway Golf Company and John Melican.